SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2005

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lake Drive, Northfield, Illinois		60093-2753
(Address of Principal executive offices)		(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase and Sale Agreement. On December 15, 2005, Kraft Foods Global, Inc. (“Kraft”), a wholly owned indirect subsidiary of Kraft Foods Inc., entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Altria Corporate Services, Inc. (“ALCS”), pursuant to which ALCS assigned to Kraft, and Kraft assumed from ALCS, ALCS’s rights and obligations under a ground lease (the “Ground Lease”) relating to an aircraft hangar located in Milwaukee, Wisconsin (the “Real Property”). In addition, pursuant to the Purchase Agreement, ALCS sold to Kraft, and Kraft purchased from ALCS, certain improvements and personal property located on or related to the Real Property (collectively with the rights and obligations under the Ground Lease, the “Property”). Under the terms of the Purchase Agreement, Kraft paid to ALCS approximately $3.3 million in consideration for acquiring the Property.

Amended and Restated Aircraft Management Agreement. In connection with the Purchase Agreement, on December 16, 2005 (the “Closing Date”), Kraft and ALCS entered into an Amended and Restated Aircraft Management Agreement (the “Amended and Restated Aircraft Management Agreement”), providing for ALCS to perform aircraft management, pilot services, maintenance and other aviation services for Kraft and to procure, at Kraft’s expense, certain insurance coverage with respect to specified aircraft owned by Kraft. The Amended and Restated Aircraft Management Agreement amended and restated that certain Aircraft Management Agreement entered into by Kraft and ALCS on December 29, 2004 and was entered into primarily as a result of Kraft’ s acquisition of the Property.

Environmental Agreement. In connection with the Purchase Agreement, on the Closing Date, Kraft and ALCS entered into an Environmental Agreement (the “Environmental Agreement”), pursuant to which ALCS agreed to remain responsible for, and to indemnify and hold Kraft harmless from, all conditions, releases or discharges involving hazardous or toxic substances on the Real Property occurring from September 1, 1993 to the Closing Date, and Kraft agreed to be responsible for, and to indemnify and hold ALCS harmless from, all conditions, releases or discharges involving hazardous or toxic substances on the Real Property occurring on or after the Closing Date.

The foregoing descriptions of the Purchase Agreement, Amended and Restated Aircraft Management Agreement and Environmental Agreement are qualified in their entirety by reference to the complete terms and conditions of the Purchase Agreement, Amended and Restated Aircraft Management Agreement and Environmental Agreement, as the case may be, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit
Number	Description

10.1	Purchase and Sale Agreement, dated as of December 15, 2005
10.2	Amended and Restated Aircraft Management Agreement, dated as of December 16, 2005
10.3	Environmental Agreement, dated as of December 16, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

	By:	/s/ Marc S. Firestone
Name: Marc S. Firestone
Title: Executive Vice President, General Counsel and Corporate Secretary

Date: December 19, 2005

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Purchase and Sale Agreement, dated as of December 15, 2005
10.2	Amended and Restated Aircraft Management Agreement, dated as of December 16, 2005
10.3	Environmental Agreement, dated as of December 16, 2005